Exhibit 10.8

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 16th day of June, 2021 and is made by and between Belong Acquisition Corp. (the “Maker”) and Belong Acquisition Sponsor, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated January 11, 2021 in the principal sum of up to Three Hundred Thousand dollars ($300,000) (the “Note”).

B.	The Note is scheduled to mature on June 30, 2021.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The principal balance of this Note shall be repayable on the earlier of: (a) the date on which Maker consummates its initial public offering (“IPO”) and (b) September 30, 2021 (such earlier date, the “Maturity Date”).”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

BELONG ACQUISITION CORP.

By:	/s/ Peter Saldarriaga
Name:	Peter Saldarriaga
Title:	President and Chief Financial Officer

PAYEE:

BELONG ACQUISITION SPONSOR, LLC

By:	/s/ Jennifer Deason
Name:	Jennifer Deason
Title:	Sole Member

Signature page to First Amendment to Promissory Note